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                                                                    EXHIBIT 10.1

                             INTERCREDITOR AGREEMENT

         This INTERCREDITOR AGREEMENT (this "Agreement") is entered into as of June 28, 2000, between BANK OF AMERICA, N.A., a national banking association (the "Bank") and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill").

                                    RECITALS
                                    --------

         A. The Bank and Image Entertainment, Inc., a California corporation (the "Borrower"), have entered into a Business Loan Agreement, dated on or about the date hereof (as amended, modified, extended, or renewed from time to time, the "Bank Loan Agreement"), pursuant to which the Bank has established a credit facility to finance the purchase of equipment by the Borrower. The credit extended by the Bank to the Borrower under the Bank Loan Agreement for the purchase of equipment by the Borrower is referred to herein as the "Purchase Money Bank Debt." As security for the Borrower's obligations to the Bank under the Bank Loan Agreement, the Borrower has granted to the Bank a security interest in, among other things, the equipment purchased with the proceeds of borrowings under the Bank Loan Agreement (such equipment is referred to herein as the "Bank Equipment Collateral").

         B. The Bank and the Borrower have also entered into a Loan Agreement, dated as of March 10, 1997 (as amended, modified, extended, or renewed from time to time, the "Bank Mortgage Loan Agreement"), in connection with which the Borrower has granted to the Bank liens and security interests in certain real property and other property described in Exhibit D attached hereto (the "Bank Real Property Collateral"). The Bank Loan Agreement, the Bank Mortgage Loan Agreement, and the other agreements, documents and instruments executed in connection therewith are collectively referred to herein as the "Bank Loan Documents."

         C. Foothill and the Borrower are parties to that certain Loan and Security Agreement, dated as of December 28, 1998, as the same may be modified, amended, supplemented, restated or amended and restated from time to time (the "Foothill Loan Agreement"). The credit extended by Foothill to the Borrower under the Foothill Loan Agreement is referred to herein as the "Foothill Indebtedness."

         D. The Bank and Foothill desire to enter into this Agreement to establish rights and priorities between themselves with respect to their respective security interests in the Bank Equipment Collateral.

         NOW, THEREFORE, for a good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    AGREEMENT
                                    ---------

         1. Subordination and Acknowledgement of Relative Priorities. Subject to the rights granted to Foothill under Section 3 of this Agreement, Foothill hereby agrees that the security interests of the Bank in the Bank Equipment Collateral shall be prior and superior to any interests Foothill may now have or hereafter acquire in any of the Bank Equipment Collateral, notwithstanding any priority under any security agreements, deeds of trust, or other documents which the Bank or Foothill may now or hereafter obtain.


         2. Notices. Upon the occurrence of an event under any of the Foothill Loan Documents, Foothill shall use reasonable efforts to provide the Bank with prompt written notice of such event of default,

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and Foothill shall use reasonable efforts to provide the Bank with written notice at least thirty (30) days prior to the date Foothill commences action to enforce any lien or security interest it may have in any of the personal or real property of the Borrower. Upon the occurrence of an event of default under any of the Bank Loan Documents, the Bank will use reasonable efforts to provide Foothill with prompt written notice of such event of default, and the Bank shall use reasonable efforts to provide Foothill with written notice at least thirty
(30) days prior to the date the Bank commences action to enforce its security interest the Bank Equipment Collateral or the Bank Real Property Collateral. The failure of Foothill or the Bank to provide such notice shall not affect the subordinations and relative priorities set forth in this Agreement. Foothill and the Bank shall cooperate with one another in the orderly disposition of the assets of the Borrower subject to a security interest of the Bank or Foothill. All notices whether or not required under this Agreement shall be given to the parties by personal delivery, by delivery by a nationally recognized overnight delivery service, or by certified mail at the addresses listed below, or at such other address as any party shall designate in writing to the other party:

         Address where notices to Foothill are to be sent:
         Foothill Capital Corporation
         11111 Santa Monica Boulevard, Suite 1500
         Los Angeles, California  90025
         Attention:  Business Finance Division Manager

         Address where notices to the Bank are to be sent:
         Bank of America, N.A.
         300 South 4th Street
         Las Vegas, Nevada  89101
         Attention:  Brent Kamerath, Vice President

         3. Priority of Security Interest. The priorities of the Bank and Foothill established in Section 1 are applicable irrespective of time or order of attachment or perfection of security interests, or time or order of filing of financing statements. Furthermore, the Bank or Foothill may at any time, without notice to the other except as provided herein, enter into any agreement with the Borrower or take any action with regard to the indebtedness, from time to time, owing by the Borrower to such party or with regard to the security for any such indebtedness, the enforcement of any indebtedness, or the extending of the time or payment or renewing or otherwise altering the terms of any indebtedness of any security therefor, but no such agreement or action shall affect or alter this Agreement or impair the rights and priorities established hereunder. Except as provided in this Agreement, (i) the priorities of the Bank and Foothill in any other property of the Borrower in which each has or may have a security interest or lien shall be determined in accordance with applicable law or the documents creating such security interest, and (ii) nothing in this Agreement is intended to affect or limit any party's security interest in or lien upon any property of the Borrower, and the parties hereto specifically reserve all of their respective rights, security interests, and liens against the Borrower and any of its properties. Nothing herein contained shall prohibit the Bank or Foothill from taking such action as is necessary to protect its respective security interests against the claims of third parties or to preserve or maintain their respective security interests.

         4. Certain Proceeds. In the event that any collateral covered by this Agreement, proceeds thereof, and any property or funds payable as adequate protection for use, sale or lease of such security, are received by either party hereto in violation of the terms of this Agreement, such party shall receive same in trust for the benefit of the other party, and shall forthwith remit it to the other party (and such remission shall

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be, to the extent reasonably practicable, in form in which it was received)
together with such endorsements or documents as may be necessary to effectively negotiate or transfer same to such other party.

         5. Term of Agreement. This Agreement shall terminate upon the earlier to occur of (a) payment in full of the Purchase Money Bank Debt, and any and all extensions, renewals, amendments, or modifications thereto, or if the Borrower fails to pay the Purchase Money Bank Debt in full, upon the completion of the Bank's foreclosure of all security interests the Bank may now or hereafter hold in connection with the Purchase Money Bank Debt, and (b) upon the payment in full of the Foothill Indebtedness, and any and all extensions, renewals, amendments, or modifications thereto, or if the Borrower fails to pay the Foothill Indebtedness, upon the completion of Foothill's foreclosure of all security interests Foothill may now or hereafter hold in connection with the Foothill Indebtedness. Subject to the foregoing, it is hereby acknowledged, understood and agreed that there may be times when the Borrower may not then be indebted to the Bank or to Foothill, but that notwithstanding such times, amounts loaned to, and owed by, the Borrower to the Bank thereafter shall be covered under the scope of this Agreement as the same are reasonably contemplated advances and included in the terms "Purchase Money Bank Debt" and "Foothill Indebtedness."

         6. Successors and Assigns. This Agreement is solely for the benefit of and shall be binding upon the Bank and Foothill and their respective successors and assigns. No other person, including the Borrower, shall have any right, benefit, priority, or interest under this Agreement or because of the existence of this Agreement.

         7. Integration. This Agreement is the entire agreement between the Bank and Foothill and supercedes all oral negotiations and prior writings. This Agreement shall not be modified except by the written agreement of the Bank and Foothill.

         8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

         9. Counterparts. This Agreement may be executed in counterparts, each of which so executed shall be deemed an original, and said counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                FOOTHILL CAPITAL CORPORATION

                                By: /s/ CATHERINE C. BURKE
                                    --------------------------------
                                Name:    Catherine C. Burke
                                Title:   Senior Vice President

                                BANK OF AMERICA, N.A.

                                By: /s/ BRENT KAMERATH
                                    --------------------------------
                                    Brent Kamerath,
                                    Vice President

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                           ACKNOWLEDGEMENT BY BORROWER
                           ---------------------------

         The undersigned, being the Borrower named in the foregoing Intercreditor Agreement, hereby accepts and consents thereto. The undersigned further agree that any disposition of collateral in accordance with the provisions of the foregoing agreement shall be deemed to be commercially reasonable disposition thereof.

Dated:   06/29/2000                    IMAGE ENTERTAINMENT, INC.
         ----------

                                       By:  /s/ JEFF M. FRAMER
                                            -------------------------
                                       Name: Jeff M. Framer
                                             ------------------------
                                       Title: Chief Financial Officer
                                              -----------------------

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                                    EXHIBIT A
                                    ---------

         To BUSINESS LOAN AGREEMENT executed as of March 10, 1997, by IMAGE ENTERTAINMENT, INC. as "Borrower" and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as "Bank."

                       LEGAL DESCRIPTION OF REAL PROPERTY
                       ----------------------------------

Parcel 1:
--------

The West 222 feet of the West Half (W 1/2) of Government Lot Two (2) in the Northwest Quarter (NW 1/4) of the Northeast Quarter (NE 1/4) of Section 2, Township 22 South, Range 61 East, M.D.B. & M.

Excepting therefrom the West Thirty (30) feet.

Further excepting therefrom the North Forty (40) feet as conveyed to the State of Nevada by deed recorded December 30, 1947 in Book 54 of Deeds, Page 122, as Document No. 274027.

Further excepting therefrom the South Ten (10) feet of the North Fifty (50) feet and the South Thirty (30) fee together with those certain spandrel areas in the Northwest Corner and the Southwest Corner thereof as conveyed to Clark County by deed recorded March 4, 1982 in Book 1531 as Document No. 1490040.

Further excepting therefrom that portion as deeded to the County of Clark by Deed recorded January 21, 1997 in Book 970121, Instrument No. 00666, Official Records, Clark County, Nevada.

Parcel 2:
--------

The West Half (W 1/2) of Government Lot Two (2) in the Northwest Quarter (NW 1/4) of the Northeast Quarter (NE 1/4) of Section 2, Township 22 South, Range 61 East, M.D.B. & M.

Excepting therefrom the West 222 feet thereof and that portion thereof lying and being within Sunset Road.

Also excepting therefrom the East 200.00 fee of the North 250.00 fee of the West Half (W 1/2) of Government Lot Two (2) in the Northwest Quarter (NW 1/4) of the Northeast Quarter (NE 1/4) Section 2, Township 22 South, Range 61 East, M.D.B. & M.

Excepting therefrom the North Forty (40)fee conveyed to the State of Nevada by Deed recorded December 30, 1947 in Book 54 of Deeds, Page 122 as Document No. 274027.

Further excepting therefrom the South Ten (10) feet of the North Fifty (50) feet and the South Thirty (30) feet as conveyed to Clark County by Deed recorded March 4, 1982 in Book 1531 as Document No. 1490040.

Further excepting therefrom that portion as deeded to the County of Clark by Deed recorded January 21, 1997 in Book 970121, Instrument No. 00666, Official Records, Clark County, Nevada.

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Parcel 3:
--------

The East 200.00 feet of the North 250.00 feet of the West Half (W 1/2) of Government Lot Two (2) in the Northwest Quarter (NW 1/4) of the Northeast Quarter (NE 1/4) of Section 2, Township 22 South, Range 61 East, M.D.B. & M.

Excepting therefrom the North Forty (40) feet conveyed to the State of Nevada by Deed recorded December 30, 1947 in Book 54 of Deeds, Page 122 as Document No. 274027.

Further excepting therefrom that portion as deeded to the County of Clark by Deed recorded July 13, 1992 in Book 920713, Instrument No. 00236, Official Records, Clark County, Nevada.

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